UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
January 27, 2010
GASCO ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32369	98-0204105
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
8 Inverness Drive East, Suite 100
Englewood, Colorado 80112
(Address of principal executive office and zip code)
(Registrant’s telephone number, including area code): (303) 483-0044
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 27, 2010 (the “Effective Date”), Mark A. Erickson, President and Chief Executive Officer and a member of the Board of Directors (the “Board”) of Gasco Energy, Inc. (the “Company”) and the Executive Committee of the Board, announced his resignation from such positions with the Company and any and all positions held with the Company’s subsidiaries, in each case effective immediately. Mr. Erickson resigned on mutually agreeable terms to pursue other opportunities. He will serve as a consultant for the Company for a nine-month term commencing on January 30, 2010 in order to assist in transition matters. On January 29, 2010, the Company entered into a written consulting agreement with Mr. Erickson on mutually agreeable terms. Pursuant to this agreement, he will receive (i) a lump sum payment of $600,000 within the 60 days following the Effective Date; (ii) payments of $25,000 each month for the term of the consulting agreement; and (iii) a lump sum payment of $325,000 on March 1, 2011. Upon Mr. Erickson’s resignation, any unvested stock options held by Mr. Erickson immediately vested and he became entitled to exercise all vested options granted under the Company’s stock option plan for the lesser of a period of one year following the Effective Date or until expiration.
     On January 29, 2010, the Board appointed director Charles B. Crowell to serve as the Company’s interim Chief Executive Officer as of the Effective Date. He will also continue to serve as a director of the Company. Mr. Crowell will receive $25,000 a month in compensation for his service as interim Chief Executive Officer (“CEO”), and during such time he will not receive the compensation paid to nonexecutive members of the Board.
     Prior to his appointment as the Company’s interim CEO, Mr. Crowell (age 65) served as a member of the Board, the Vice Chairman of the Board and a member of the Audit, Compensation and Executive Committees of the Board since July 2002 and a member of the Nominating Committee of the Board since April 2006. As of the Effective Date, Mr. Crowell began serving as acting CEO of the Company, the Vice Chairman of the Board, a member of the Board and a member of the Executive Committee of the Board. Mr. Crowell has served as a member of the Board of Directors of Derek Oil & Gas Corporation since March 2007. Mr. Crowell served as Chairman of the Board of Directors, President and Chief Executive Officer of PetroHunter Energy Corporation through May 2009. Since 1993, Mr. Crowell has been a practicing attorney and a consultant to oil and gas companies, and was a senior member of Crowell & Bishop, PLLC, Attorneys, from November 1995 through June 1998. From September 1996 until June 2000, Mr. Crowell held the position of Manager at Enigma Engineering Company, LLC. Mr. Crowell also worked at Triton Energy Corporation where he held the positions of Executive Vice President, Administration from November 1991 to May 1993, Senior Vice President and General Counsel from August 1989 to October 1991 and Vice President and General Counsel from November 1981 to July 1989. From June 1999 to February 2001, Mr. Crowell served as a member of the Board of Directors of Comanche Energy, Inc. He has also held public directorships at Arakis Energy Corporation from June 1997 to October 1998, at Aero Services International, Inc. from December 1989 to May 1993 (where he was Chairman of the Board from August 1990 to December 1992) and at Triton Europe, plc. from October 1989 to May 1993. Mr. Crowell holds a BA degree from John Hopkins University and a JD from the University of Arkansas. He was admitted to the practice of law in Texas in 1974.

     On January 29, 2010, the Board also appointed the Company’s Executive Vice President and Chief Financial Officer, W. King Grant, to serve as the Company’s President. He will also maintain his current position as Chief Financial Officer. Mr. Grant will not receive additional compensation as President and will continue to receive compensation as Executive Vice President and Chief Financial Officer.
     Prior to his appointment as the Company’s President, Mr. Grant (age 46) served as Chief Financial Officer and Executive Vice President of the Company from July 2001 and as a member of the Board from July 2001 until March 2003. From November 1999 to May 2001, Mr. Grant served as Executive Vice President and Chief Financial Officer for KEH.com, a catalog/internet retailer of new and used camera equipment. From February 1997 to March 1999, Mr. Grant was a Senior Vice President in the Natural Resources Group of ING Baring, LLC where he was responsible for providing financing and advisory services to mid-cap and smaller energy companies. For the previous eleven years, Mr. Grant held several positions at Chase Manhattan Bank and its affiliates, most recently as a Vice President in the Oil & Gas group. Mr. Grant holds a BSE in Chemical Engineering from Princeton University and an MBA from the Wharton School at the University of Pennsylvania.
     The Company does not expect to enter into any written employment agreement with Mr. Crowell or to modify the terms of Mr. Grant’s employment agreement with the Company in connection with the matters disclosed in this Form 8-K.
     On January 14, 2010, in connection with the changes in management described herein, the committees of the Board were reconfigured, effective immediately, as follows: Marc Bruner, Charles Crowell and John Schmit now constitute the members of the Executive Committee; Richard Langdon, Richard Burgess, Tony Lotito and John Schmit now constitute the members of the Audit Committee with Mr. Langdon serving as the Chairman of the Audit Committee, as well as the Audit Committee’s designated financial expert; Richard Langdon, Richard Burgess, Tony Lotito and John Schmit now constitute the members of the Nominating Committee with Mr. Langdon serving as the Chairman of the Nominating Committee; and John Schmit, Richard Burgess, Tony Lotito and Richard Langdon constitute the members of the Compensation Committee with Mr. Schmit serving as the Chairman of the Compensation Committee.

Item 7.01	Regulation FD Disclosure.
     On February 1, 2010, the Company issued a press announcing the changes in management described in Item 5.02 above. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.
     In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.

Item 9.01.	Financial Statements and Exhibits.

     (d) Exhibits:

Exhibit No.	Description
10.1	Consulting Agreement and Release, dated January 29, 2010, by and between Gasco Energy, Inc. and Mark A. Erickson

99.1	Press Release, dated February 1, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Gasco Energy, Inc.
Date: February 1, 2010	By:	/s/ W. King Grant
		Name:	W. King Grant
Title: President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Consulting Agreement and Release, dated January 29, 2010, by and between Gasco Energy, Inc. and Mark A. Erickson

99.1	Press Release, dated February 1, 2010